                                                              EXHIBIT 23.13

               CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I hereby consent to the reference to me as a prospective director of Meditrust Corporation and Meditrust Operating Company where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                               /s/ Thomas J. Magovern

                                          _________________________________

                                          Thomas J. Magovern